SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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Filed by a Party other than the Registrant [   ]

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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

QUALCOMM INCORPORATED

(Name of Registrant as Specified In Its Charter)

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5775 Morehouse Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 11, 2003

To the Stockholders of QUALCOMM Incorporated:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of QUALCOMM Incorporated, a Delaware corporation (the “Company”), will be held at Copley Symphony Hall, 750 B Street, San Diego, California 92101, on Tuesday, February 11, 2003 at 8:30 a.m. local time for previewing product displays, and 9:30 a.m. local time for the following purposes:

1.	To elect four Class III directors to hold office until the 2006 Annual Meeting of Stockholders.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending September 28, 2003.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on December 13, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Irwin Mark Jacobs
Chairman of the Board
and Chief Executive Officer

San Diego, California

January 7, 2003

      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR VOTE ACCORDING TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

PLEASE REFER TO YOUR PROXY CARD TO DETERMINE IF YOU ARE ELIGIBLE TO VOTE EITHER BY PHONE OR VIA THE INTERNET AT WWW.PROXYVOTE.COM.

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER MATTERS
Summary Compensation Table
Stock Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Values
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE MEASUREMENT COMPARISON
OTHER MATTERS
APPENDIX 1 QUALCOMM INCORPORATED CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

QUALCOMM INCORPORATED

5775 Morehouse Drive
San Diego, California 92121

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
February 11, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors of QUALCOMM Incorporated, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Tuesday, February 11, 2003, at 9:30 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Copley Symphony Hall, 750 B Street, San Diego, California 92101. The Company intends to mail this proxy statement and accompanying proxy card on or about January 7, 2003 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

      The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

      Only holders of record of Common Stock at the close of business on December 13, 2002 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 787,017,571 shares of Common Stock.

      Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. With respect to the election of directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to four votes for each share held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many such candidates as such stockholder chooses. However, no stockholder will be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxy holders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the secretary of the Company at the Company’s principal executive offices, 5775 Morehouse Drive, San Diego, California 92121-1714, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

      The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8, “Shareholder Proposals,” of the Securities and Exchange Commission (the “SEC”) is September 9, 2003. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also September 9, 2003. Stockholders are also advised to review the Company’s Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, each class consisting, as nearly as possible, of one-third the total number of directors. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors may, unless the Board of Directors determines otherwise, be filled only by the affirmative vote of the directors then in office, even if less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

      The Company’s Restated Certificate of Incorporation provides that the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The authorized number of directors is currently set at 13. Mr. Katzin has informed the Board of his intention to retire at the conclusion of the Annual Meeting. In addition, the Board has appointed Mr. Dittamore to fill the vacancy created by the earlier resignation of Mr. Kadisha. Four seats on the Board of Directors, currently held by Richard C. Atkinson, Diana Lady Dougan, Peter M. Sacerdote and Marc I. Stern have been designated as Class III Board seats, with the term of the directors occupying such seats expiring as of the Annual Meeting. Dr. Atkinson, Ms. Dougan, Messrs. Sacerdote and Stern will stand for re-election at this Annual Meeting.

      Each of the nominees for election to this class is currently a Board member of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the four nominees would serve until the 2006 Annual Meeting and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

      If a quorum is present and no stockholder has exercised cumulative voting rights, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes have no effect on the vote. If a stockholder has exercised cumulative voting rights, the four candidates receiving the highest number of affirmative votes of the shares entitled to be voted for such directors will be elected directors of the Company. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

      Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2006 Annual Meeting

RICHARD C. ATKINSON

      Richard C. Atkinson, age 73, became a Director of the Company in January 1991. Dr. Atkinson has been serving as the president of the University of California since October 1995. Prior to that time, he served as chancellor of the University of California at San Diego since 1980. Dr. Atkinson joined the board of directors of Cubic Corporation, a high-tech electronic company, in May 1999. Dr. Atkinson is a former director of the National Science Foundation, past president of the American Association for the Advancement of Science and former chair of the Association of American Universities. Dr. Atkinson is one of the founders of Computer Curriculum Corporation. Dr. Atkinson is a member of the National Academy of Sciences, the Institute of Medicine, the National Academy of Education and the American Philosophical Society. Dr. Atkinson holds a Ph.D. degree from Indiana University and a Ph.B. degree from the University of Chicago.

DIANA LADY DOUGAN

      Diana Lady Dougan, age 60, became a Director of the Company in December 1998. Ambassador Dougan is chairwoman of the Cyber Century Forum and senior advisor and international communications studies chair of the Center for Strategic and International Studies. Ambassador Dougan has served in senior policy and management positions for more than three decades, including appointments by both Republican and Democratic presidents in senate-confirmed positions. From 1982 to 1988, as the first statutory U.S. coordinator for International Communications and Information Policy, Ambassador Dougan spearheaded international negotiations and policies involving telecom, broadcast, and information technology services on behalf of 14 federal agencies and served administratively as assistant secretary of state and holds the permanent rank of ambassador. Early in her career, Ambassador Dougan was the first CATV marketing director for Time, Inc. and an award-winning TV producer. Ambassador Dougan serves on a diversity of technology and public policy related boards including co-chair of the Center for Information Infrastructure and Economic Development under the auspices of the Chinese Academy of Social Sciences. In addition to earning undergraduate degrees in industrial psychology and English from the University of Maryland, Ambassador Dougan’s studies also include economics at the University of Utah and the Advanced Management Program at Harvard University.

PETER M. SACERDOTE

      Peter M. Sacerdote, age 65, became a Director of the Company in October 1989. Mr. Sacerdote has been an advisory director of Goldman, Sachs & Co. since May 1999 where he also serves as chairman of the Investment Committee of its Principal Investment Area. In the five years prior to that time, he served as a limited partner of Goldman, Sachs Group, L.P. Mr. Sacerdote also serves as a director of Franklin Resources, Inc., a mutual fund management company and Hexcel Corporation, a materials manufacturer. Mr. Sacerdote received his B.E.E. degree from Cornell University and an M.B.A. degree from the Harvard Graduate School of Business Administration.

MARC I. STERN

      Marc I. Stern, age 58, became a Director of the Company in February 1994. Mr. Stern has been with The TCW Group, Inc., an asset management firm, since 1990 and has served as its president since 1992. From 1988 to 1990, Mr. Stern served as president and a director of SunAmerica, Inc., a financial services company. Prior to joining SunAmerica, Mr. Stern was managing director and chief administrative officer of The Henley Group, Inc., a diversified manufacturing company and prior thereto was senior vice president of Allied-Signal

Inc., a diversified manufacturing company. Mr. Stern is the non-executive chairman of Apex Mortgage Capital, Inc., a financial services company, and chairman of TCW Galileo Funds, Inc., a registered investment company. Mr. Stern received a B.A. degree from Dickinson College, an M.A. degree from the Columbia University Graduate School of Public Law and Government and a J.D. degree from the Columbia University School of Law.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2005 Annual Meeting

ROBERT E. KAHN

      Robert E. Kahn, age 64, became a Director of the Company in February 1997. Dr. Kahn is chairman, chief executive officer and president of the Corporation for National Research Initiatives (CNRI), which he founded in 1986. From 1972 to 1985, Dr. Kahn was employed at the U.S. Defense Advanced Research Projects Agency, where his last position was director of the Information Processing Techniques Office. From 1966 to 1972, Dr. Kahn was a senior scientist with Bolt Beranek and Newman, where he was responsible for the system design of the Arpanet, the first packet switched network. Dr. Kahn received numerous awards for his pioneering work on the Internet for which he received the 1997 National Medal of Technology. Dr. Kahn received a B.E.E. degree from the City College of New York and M.A. and Ph.D. degrees from Princeton University. Dr. Kahn holds numerous honorary degrees and is a member of the National Academy of Engineering.

DUANE A. NELLES

      Duane A. Nelles, age 59, a certified public accountant, became a Director of the Company in August 1988. Mr. Nelles has also served on the board of directors of WFS Financial Inc., an automotive finance company, since July 1995. Mr. Nelles has been in the personal investment business since 1987. Prior to that time, Mr. Nelles was a partner in the international public accounting firm of Coopers & Lybrand, L.L.P., which he joined in 1968 after receiving his M.B.A. degree from the University of Michigan.

FRANK SAVAGE

      Frank Savage, age 64, became a Director of the Company in February 1996. He is chairman and chief executive officer of Savage Holdings LLC, a global financial services company focusing on private equity and investment advisory services. He served as senior vice president of The Equitable Life Assurance Society of the United States from February 1988 until March 1996. Mr. Savage served as a director of Lyondell Chemical Company from October 1998 to May 2000, as chairman of Alliance Capital Management International from July 1993 to August 2001 and a director of Enron Corporation from October 1999 to March 2002. Mr. Savage is a director of Lockheed Martin Corporation, an aero-technology corporation, The Southern Africa Fund Inc., a mutual fund, Alliance Capital Management Corporation, an investment management subsidiary of The Equitable Life Assurance Society, The Johns Hopkins University, and is the Chairman of the Board of Trustees of Howard University. He received a B.A. degree from Howard University in 1962, an M.A. degree from The Johns Hopkins University Nitze School of Advanced International Studies in 1968 and an honorary doctorate degree in humane letters from Hofstra University.

BRENT SCOWCROFT

      Brent Scowcroft, age 77, became a Director of the Company in December 1994. General Scowcroft is the president of The Scowcroft Group, Inc., an international business consulting firm he founded in June 1994. General Scowcroft is also the president of the Forum for International Policy, a non-profit organization that he founded in 1993 that promotes American leadership and foreign policy. General Scowcroft served as assistant to the president for national security affairs for President George Bush from January 1989 until January 1993; he also held that position for President Ford during his term. A retired U.S. Air Force lieutenant general, General Scowcroft served in numerous national security posts in the Pentagon and the White House prior to his appointments as assistant to the president for national security affairs. General Scowcroft received his B.S. degree from West Point and M.A. and Ph.D. degrees from Columbia University and holds numerous honorary degrees.

Directors Continuing in Office Until the 2004 Annual Meeting

IRWIN MARK JACOBS

      Irwin Mark Jacobs, age 69, one of the founders of the Company, has served as Chairman of the Board of Directors and chief executive officer of the Company since it began operations in July 1985. He served as the Company’s president prior to May 1992. Before joining the Company, Dr. Jacobs was executive vice president and a director of M/ A-COM. From October 1968 to April 1985, Dr. Jacobs held various executive positions at LINKABIT (M/ A-COM LINKABIT after August 1980), a company he co-founded. During most of his period of service with LINKABIT, Dr. Jacobs was chairman, president and chief executive officer and was at all times a director. Dr. Jacobs received his B.E.E. degree from Cornell University and his M.S. and Sc.D. degrees from the Massachusetts Institute of Technology. Dr. Jacobs is a member of the National Academy of Engineering and the American Academy of Arts and Sciences and was awarded the National Medal of Technology in 1994.

ADELIA A. COFFMAN

      Adelia A. Coffman, age 50, one of the founders of the Company, has served as a Director of the Company from July 1985 to February 1989 and since January 1992. Ms. Coffman also served as chief financial officer of the Company from July 1985 until April 1994 and held the titles of vice president and senior vice president at the Company during that time. Ms. Coffman currently provides financial consulting services; is active in Oregon Diverse Industries, LLC, a real estate investment and development company of which she is an owner; and is an owner of Medford Air Service LLC which is a fixed base operation at the Rogue Valley International Airport — Medford. From July 1970 until July 1985, Ms. Coffman held various positions at LINKABIT and M/ A-COM LINKABIT. Prior to joining the Company, Ms. Coffman was controller of M/ A-COM LINKABIT. Ms. Coffman received her B.S. degree in business from San Diego State University.

RAYMOND V. DITTAMORE

      Raymond V. Dittamore, age 59, has served as a Director of the Company since December 2002. Mr. Dittamore is a retired audit partner of Ernst & Young LLP, an international accounting firm. Mr. Dittamore retired in 2001 after 35 years of service with that firm including 14 years as the managing partner of the firm’s San Diego office. Mr. Dittamore is a director of Invitrogen Corporation, Gen-Probe Incorporated, and Applied Molecular Evolution. Mr. Dittamore received his B.S. from San Diego State University.

RICHARD SULPIZIO

      Richard Sulpizio, age 53, has served as a Director of the Company since December 2000. He has served as president of QUALCOMM China since May 2002 and served as president of the Company from July 1998 to July 2001 and served as the Company’s chief operating officer from 1995 to July 2001. Mr. Sulpizio was president of QUALCOMM Wireless Business Solutions (formerly QUALCOMM OmniTRACS Division) from February 1994 to August 1995. Prior to his assignment in the OmniTRACS division, he held the position of chief operating officer from May 1992 to February 1994. Mr. Sulpizio joined the Company in May 1991 as vice president, Information Systems and was promoted to senior vice president in September 1991. Prior to joining the Company, Mr. Sulpizio spent eight years with Unisys Corporation, a diversified computer and electronics company. Mr. Sulpizio holds a B.A. degree from California State University, Los Angeles and his M.S. degree in systems management from the University of Southern California.

Board Committees and Meetings

      During the fiscal year ended September 29, 2002, the Board of Directors held eight meetings. The Board has an Audit Committee, a Compensation Committee, a Corporate Governance Committee, a Finance Committee, a Nominating Committee, a Stock Option Committee and a Strategic Committee.

      The Audit Committee meets at least quarterly with the Company’s management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and engage the independent accountants to be retained, and receive and consider the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. As of the beginning of fiscal 2002, the Audit Committee was composed of Messrs. Nelles (Committee Chairman), Kadisha, and Katzin, and Ms. Coffman, and met seven times during such fiscal year. Effective May 2, 2002, Mr. Kadisha resigned from the Board. Two additional Audit Committee meetings were conducted after his resignation during fiscal 2002. The members of the Audit Committee are independent directors within the meaning of Rule 4200(a)(14) of the Rules of the National Association of Securities Dealers, Inc.

      The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and approves stock offerings under the Company’s 1996 Non-Qualified Employee Stock Purchase Plan and the 2001 Employee Stock Purchase Plan (collectively, the “Employee Stock Purchase Plans”), administers the Company’s 1991 Stock Option Plan and 2001 Stock Option Plan (collectively, the “Stock Option Plans”) and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which during fiscal 2002 was composed of Messrs. Katzin (Committee Chairman), Nelles and Stern, and Ambassador Dougan, met four times during such fiscal year.

      The Corporate Governance Committee was formed in April 2002 and recommends, reviews and evaluates corporate governance compliance policies and procedures applicable to the Company. The Corporate Governance Committee, which during 2002 was composed of Mr. Stern (Committee Chairman), Dr. Kahn, and Messrs. Katzin, Nelles and Sacerdote, met seven times during such fiscal year.

      The Finance Committee reviews the Company’s financial position, cash management and major strategic investment decisions. The Finance Committee, which as of the end of the fiscal 2002 was composed of Messrs. Sacerdote (Committee Chairman), Savage and Stern, and Ambassador Dougan, met six times during such fiscal year.

      The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s Board of Directors and committees thereof. The Company’s Bylaws provide for procedures for consideration of nominees recommended by stockholders. At the beginning of fiscal 2002, the Nominating Committee consisted of Mr. Kadisha (Committee Chairman), Ms. Coffman and Mr. Stern. Effective February 2002, the Nominating Committee consisted of Dr. Kahn (Committee Chairman), Messrs. Katzin, Nelles and Savage, and General Scowcroft. The Nominating Committee met once during fiscal 2002. The Nominating Committee met in November 2002 to recommend the nomination of the Class III Directors, subject to stockholder approval, as discussed in Proposal 1. The Company intends to combine this Committee with the Corporate Governance Committee.

      The Stock Option Committee administers and awards stock options to employees and consultants (other than with respect to directors and executive officers of the Company) under the Company’s Stock Option Plans. As of the beginning of fiscal year 2002, the Stock Option Committee was composed of Messrs. Nelles (Committee Chairman) and Sulpizio, and Dr. Jacobs, and met two times during such fiscal year. In April 2002, Ms. Coffman joined as an additional Stock Option Committee member and replaced Mr. Nelles as Committee Chairman.

      The Strategic Committee was formed in 2002 to monitor the implementation of the Company’s strategic plan, as developed by management and approved by the Board. The Strategic Committee, which during fiscal 2002 was composed of Mr. Sulpizio (Committee Chairman), Dr. Atkinson, Ambassador Dougan, Drs. Jacobs and Kahn, and General Scowcroft, met once during such fiscal year.

      During the fiscal year ended September 29, 2002, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the Committees on which he or she served and held during the period for which he or she was a Board or Committee member, respectively.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending September 28, 2003 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since the Company commenced operations in 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Audit Fees

      During the fiscal year ended September 29, 2002, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements for such fiscal year and for the reviews of the Company’s interim financial statements were $968,000.

Financial Information Systems Design and Implementation Fees

      During the fiscal year ended September 29, 2002, there were no fees billed by PricewaterhouseCoopers LLP for financial information systems design and implementation.

All Other Fees

      During the fiscal year ended September 29, 2002, the aggregate fees billed by PricewaterhouseCoopers LLP for all other professional services rendered on behalf of the Company were $4,314,000, including audit related services of $235,000 and non-audit services of $4,079,000. Other audit related fees include items such as fees for services rendered in connection with audits of employee benefit plans and consultation on accounting standards or transactions. Non-audit fees include items for special consulting projects, tax services and consulting, services for implementing non-financial customer relations software, and field verification of royalties from licensees.

      The Audit Committee has determined the rendering of all non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

STOCK OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of December 13, 2002 by: (i) each director and nominee for director; (ii) each of the executive officers of the Company named in the Summary Compensation Table under “Compensation of Executive Officers” (the “Named Executive Officers”); and (iii) all executive officers and directors of the Company as a group. Based on currently available Schedules 13D and 13G filed with the SEC, the Company does not know of any beneficial owners of more than 5% of its Common Stock.

	Beneficial Ownership(1)

	Number of	Percent of
Name of Beneficial Owner	Shares	Total

Irwin Mark Jacobs(2)	25,304,270	3.19%
Anthony S. Thornley(3)(14)	1,491,679	*
Donald E. Schrock(14)	402,592	*
Paul E. Jacobs(4)	1,993,028	*
Steven R. Altman(5)	450,084	*
Richard C. Atkinson(6)(14)	1,196,755	*
Adelia A. Coffman(7)(14)	493,719	*
Raymond V. Dittamore(8)	700	*
Diana Lady Dougan(14)	203,499	*
Robert E. Kahn(14)	427,499	*
Jerome S. Katzin(9)(14)	1,427,127	*
Duane A. Nelles(14)	206,169	*
Peter M. Sacerdote(10)(14)	819,499	*
Frank Savage(11)(14)	57,079	*
Brent Scowcroft(14)	387,791	*
Marc I. Stern(12)(14)	604,787	*
Richard Sulpizio(13)	280,108	*
All Executive Officers and Directors as a Group (21 persons)(14)	37,465,196	4.68%

*	Less than 1%.

(1)	This table is based upon information supplied by officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 787,017,571 shares outstanding on December 13, 2002, adjusted as required by rules promulgated by the SEC.

(2)	Includes 19,233,358 shares held in family trusts. Also includes 6,070,912 shares issuable upon exercise of options exercisable within 60 days of which 697,238 shares are held in trusts for the benefit of Dr. Jacobs and/or his spouse, and 638,837 shares are held by Dr. Jacobs’ spouse.

(3)	Includes 1,055 shares held for the benefit of Mr. Thornley’s children.

(4)	Includes 11,440 shares held for the benefit of Dr. Jacobs’ children. Also includes 1,083,768 shares issuable upon exercise of options exercisable within 60 days of which 2,102 are held by Dr. Jacobs’ spouse.

(5)	Includes 125,117 shares held in family trusts. Also includes 324,967 shares issuable upon exercise of options exercisable within 60 days of which 1,968 shares are held in trusts for the benefit of Mr. Altman’s children for which Mr. Altman’s spouse is the trustee.

(6)	Includes 568,616 shares held in family trusts, 32,640 shares held in trust for the benefit of relatives and 200,000 shares held in a Grantor Retained Annuity Trust.

(7)	Includes 338,220 shares held in family trusts.

(8)	Includes 200 shares held in a family trust.

(9)	Includes 15,500 shares held in a foundation of which Mr. Katzin disclaims beneficial ownership. Also includes 700,128 shares held in family trusts, and 300,000 shares held in a Grantor Retained Annuity Trust.

(10)	Includes 200,000 shares held in a foundation of which Mr. Sacerdote disclaims beneficial ownership.

(11)	Includes 13,580 shares held in family trusts.

(12)	Includes 480,000 shares held by the Beatrice B. Corporation of which Mr. Stern is the president and 100% owner, and 81,288 shares owned through a grantor trust, which Mr. Stern is the trustee.

(13)	Includes 7,858 shares held in family trusts, and 8,400 shares held for the benefit of Mr. Sulpizio’s children. Also includes 263,850 shares issuable upon exercise of options exercisable within 60 days of which 684 shares are held in trusts for the benefit of Mr. Sulpizio’s children for which Mr. Sulpizio’s spouse is the trustee.

(14)	Includes shares issuable upon exercise of options exercisable within 60 days as follows: Mr. Thornley, 1,480,666 shares; Mr. Schrock, 235,666 shares; Dr. Atkinson, 395,499 shares; Ms. Coffman, 155,499 shares; Ambassador Dougan, 203,499 shares; Dr. Kahn, 413,749 shares; Mr. Katzin, 411,499 shares; Mr. Nelles, 155,499 shares; Mr. Sacerdote, 295,499 shares; Mr. Savage, 43,499 shares; Mr. Scowcroft, 313,499 shares; Mr. Stern, 43,499 shares; and all directors and executive officers as a group 12,811,766 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 29, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with except that Messrs. Kadisha, Lupin and Padovani, and Mr. Jeffrey Jacobs each filed one report late.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation of Directors

      Each Non-Employee Director of the Company receives (i) a fee of $1,000 for each Board or Board Committee meeting attended, (ii) a fee of $500 for each Board or Board Committee meeting in which such director participates by telephone, and (iii) except for the Nominating Committee, a fee of $2,500 per annum for the Chairperson of each Board Committee. When traveling from out-of-town, the members of the Board of Directors are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and Board Committee meetings. Employee Directors do not receive any compensation for their participation in Board or Board Committee meetings.

      Non-Employee Directors of the Company are eligible to receive stock option grants under the Company’s 2001 Non-Employee Directors’ Stock Option Plan (the “2001 Directors’ Plan”). Employee Directors are not eligible to receive stock options under the 2001 Directors’ Plan.

      The 2001 Directors’ Plan provides for an Initial Option grant to purchase 20,000 shares of the Company’s Common Stock to Non-Employee Directors upon first joining the Board (except that a director who was an employee of the Company or certain related entities or designated affiliates and who subsequently becomes a Non-Employee Director as a result of the termination of such employment shall not be eligible to receive an Initial Option) and an Annual Option grant to purchase 10,000 shares of the Company’s Common Stock at the time of each annual meeting to Non-Employee Directors who continue to serve on the Board. A Non-Employee Director that was granted an Initial Option within 270 days prior to the annual meeting shall not receive such Annual Option.

      All options granted under the Company’s Non-Employee Directors’ Stock Option Plan (the “Prior Directors’ Plan”), the 1998 Non-Employee Directors’ Stock Option Plan (the “1998 Directors’ Plan) and the 2001 Directors’ Plan have exercise prices equal to the fair market value of the underlying Common Stock on the date of grant and vest over five years according to the following vesting schedules. Options granted on or after February 27, 2001 under the 2001 Directors’ Plan, vest according to the following schedule: so long as the optionee continues to serve as a Non-Employee Director or employee of, or consultant to, the Company, 10% of the shares subject to the option will vest on the six-month anniversary of the date of grant, with monthly vesting thereafter. Options granted between January 17, 2000 and February 26, 2001 under the 1998 Directors’ Plan, vest according to the following schedule: so long as the optionee continues to serve as a Non-Employee Director or employee of, or consultant to, the Company, shares subject to the option will vest on each monthly anniversary of the date of grant. Options granted between November 18, 1996 and January 16, 2000 under the Prior Directors’ Plan and under the 1998 Directors’ Plan, vest according to the following schedule: so long as the optionee continues to serve as a Non-Employee Director or employee of, or consultant to, the Company, 20% of the shares subject to the option will vest on each of the first, second, third, fourth and fifth anniversaries of the date of grant. Options granted under the Prior Directors’ Plan prior to November 18, 1996 vest according to the following schedule: so long as the optionee continues to serve as a Non-Employee Director (or, as such options have been amended by the Board, as an employee of or consultant to the Company), 20% of the shares subject to the option will vest on each of the second, third and fourth anniversaries of the date of grant, and the remaining 40% of such shares will vest on the fifth anniversary of the date of grant.

      The term of all options under the Prior Directors’ Plan, the 1998 Directors’ Plan and the 2001 Directors’ Plan is ten years, but such options generally expire 30 days after the optionee ceases to be a Non-Employee Director, employee or consultant (including those options granted prior to November 18, 1996, as amended). In the event that an optionee terminates service due to the optionee’s (i) retirement at age 70 or older after nine years of service on the Board (“Retirement”) or (ii) due to permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue code of 1986, as amended (the “Code”), the option will terminate only upon expiration of the option term. In the event that an optionee terminates service due to the optionee’s death or due to the optionee’s termination due to permanent and total disability or Retirement and such termination is followed by death, the vesting of all unvested shares will be accelerated in full as of the date of the optionee’s death and the option may be exercised in full at any time within one year of such termination or upon the original expiration date, whichever is earlier. In addition to the foregoing, the vesting of options granted under the Prior Directors’ Plan, the 1998 Directors’ Plan and the 2001 Directors’ Plan accelerate in connection with specified change of control transactions.

      During the fiscal year ended September 29, 2002, Annual Options to purchase an aggregate of 120,000 shares of the Company’s Common Stock were granted pursuant to the 2001 Directors’ Plan to Non-Employee Directors serving on the Board on February 12, 2002 (the annual meeting date).

Compensation of Executive Officers

Summary Compensation Table

      The following table shows, for each of the three fiscal years ended September 29, 2002, compensation awarded or paid to, or earned by the Named Executive Officers:

				Long-Term
				Compensation
		Annual
		Compensation(1)		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options(#)	Compensation(2)

Irwin Mark Jacobs	2002	$950,019	$800,000	225,000	$360,879
Chairman of the Board and	2001	936,557	600,000	280,000	351,169
Chief Executive Officer	2000	872,591	851,000	400,000	703,870
Anthony S. Thornley	2002	574,630	400,000	380,000	132,597
President and	2001	529,241	350,000	310,000	114,765
Chief Operating Officer	2000	479,818	375,000	220,000	235,862
Donald E. Schrock	2002	435,011	400,000	300,000	110,992
Executive Vice President and	2001	425,592	300,000	255,000	103,631
President, CDMA Technologies Group	2000	386,558	285,000	120,000	86,789
Paul E. Jacobs	2002	429,011	330,625	420,000	157,550
Executive Vice President and	2001	425,592	318,375	360,000	117,939
President, Wireless and Internet Group	2000	389,245	236,300	120,000	157,073
Steven R. Altman	2002	450,008	300,000	270,000	207,382
Executive Vice President and	2001	443,282	285,000	285,000	95,613
President, Technology	2000	402,140	300,000	160,000	161,431
Transfer and Strategic Alliances Division

(1)	As permitted by rules established by the SEC, no amounts are shown with respect to certain “perquisites” where such amounts do not exceed in the aggregate the lesser of 10% of salary plus bonus or $50,000.

(2)	Includes all other compensation as follows:

		Company		Executive			Payout of		Total
		Matching	Executive	Retirement	Financial	Split-Dollar	Accrued	Personal Use	Other
		401(k)	Benefits	Stock	Planning	Life	Vacation	of Company	Compen-
Name	Year	Contributions	Payments	Matching(1)	Services	Insurance(2)	Time	Assets	sation

Irwin Mark Jacobs	2002	$4,875	$3,641	$146,788	$3,204	$72,028	$128,495	$1,848	$360,879
	2001	4,725	2,948	197,063	14,164	131,725	—	544	351,169
	2000	4,725	2,948	159,052	19,670	60,001	453,236	25,505	703,870
Anthony S. Thornley	2002	4,875	1,260	83,609	—	10,762	17,288	14,803	132,597
	2001	4,725	1,260	96,631	—	11,230	—	919	114,765
	2000	5,129	1,260	122,113	—	988	50,907	—	235,862
Donald E. Schrock	2002	4,875	1,920	65,906	—	—	38,291	—	110,992
	2001	4,725	1,920	74,794	—	—	22,192	—	103,631
	2000	4,725	1,920	80,144	—	—	—	—	86,789
Paul E. Jacobs	2002	4,775	410	68,117	355	4,090	43,133	36,670	157,550
	2001	4,725	410	69,805	14,673	7,452	—	20,874	117,939
	2000	5,129	410	73,667	10,852	1,989	57,490	9,525	157,073
Steven R. Altman	2002	4,775	460	68,132	—	4,136	128,495	1,384	207,382
	2001	4,725	460	78,544	3,459	7,532	—	893	95,613
	2000	4,725	460	69,872	16,978	200	67,972	1,224	161,431

(1)	The Company has a voluntary retirement plan that allows eligible executives to defer up to 100% of their income on a pre-tax basis. The Company will match in stock, subject to vesting, up to 10% of eligible income. The values stated above are the values of the Company’s quarterly contributions on their respective dates of contribution. Company contributions begin vesting based on certain minimum participation or service requirements, and are fully vested at age 65. After the end of a full year’s contribution, that contribution will then vest over a four-year period in equal installments of 25% per year. Employee and Company contributions are unsecured and subject to the general creditors of the Company.

(2)	Represents the economic benefit of the premiums paid by the Company for a split-dollar life insurance policy during the applicable fiscal year.

Stock Option Grants in Last Fiscal Year

      The following table contains information concerning the stock option grants made to each of the Named Executive Officers for the fiscal year ended September 29, 2002.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted to			Option Term(2)
	Options	Employees in	Exercise	Expiration
Name	Granted(1)	Fiscal Year	Price Per Share	Date	5%	10%

Irwin Mark Jacobs	225,000	0.9%	$58.42	11/29/11	$8,263,644	$20,940,046
Anthony S. Thornley	300,000	1.1%	58.42	11/29/11	11,018,191	27,920,062
	80,000	0.3%	38.40	04/18/12	1,931,964	4,895,977
Donald E. Schrock	300,000	1.1%	58.42	11/29/11	11,018,191	27,920,062
Paul E. Jacobs	420,000	1.6%	58.42	11/29/11	15,425,468	39,088,086
Steven R. Altman	270,000	1.0%	58.42	11/29/11	9,916,372	25,128,056

(1)	Options were granted under the 2001 Stock Option Plan and have a grant price that is equal to the fair market value on the date of grant. Such options vest according to the following schedule: 10% of the shares subject to the option will vest on the six-month anniversary of the date of grant, with monthly vesting thereafter. Vesting is contingent upon continued service with the Company. Options granted under the Company’s Stock Option Plans generally have a maximum term of ten years.

(2)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC’s rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Values

      The following table sets forth information concerning option exercises and option holdings by each of the Named Executive Officers for the fiscal year ended September 29, 2002.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options Held at		In-the-Money Options at
	Acquired		September 29, 2002		September 29, 2002(1)
	On	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Irwin Mark Jacobs	2,400,000	$61,440,000	5,753,138	1,309,918	$119,988,873	$16,356,480
Anthony S. Thornley	—	—	1,640,332	979,668	29,658,020	7,012,880
Donald E. Schrock	—	—	761,666	713,334	12,603,360	4,786,240
Paul E. Jacobs	175,000	3,349,500	994,666	790,334	16,590,710	2,528,400
Steven R. Altman	175,000	3,067,820	336,800	676,168	2,633,289	3,756,160

(1)	Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing price per share was $28.61 on the last trading day of the fiscal year as reported on the Nasdaq National Market.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans as of September 29, 2002 (number of shares in thousands):

	Number of Shares to
	be Issued Upon	Weighted Average	Number of Shares
	Exercise of	Exercise Price of	Remaining Available
Plan Category	Outstanding Options	Outstanding Options	for Future Issuance

Equity compensation plans approved by stockholders(a)	116,830	$29.56	35,710 (c)

Equity compensation plans not approved by stockholders(b)	444	1.94	78 (d)
Total	117,274	$29.45	35,788

(a)	Consists of six QUALCOMM plans: 1991 Stock Option Plan, 2001 Stock Option Plan, 1998 Non-Employee Directors’ Stock Option Plan, 2001 Non-Employee Directors’ Stock Option Plan, 2001 Employee Stock Purchase Plan, and the Executive Retirement Matching Contribution Plan.

(b)	Consists of two plans: QUALCOMM 1996 Non-Qualified Employee Stock Purchase Plan and the SnapTrack, Inc. 1995 Stock Option Plan.

(c)	Includes 11,012 shares reserved for issuance under the 2001 Employee Stock Purchase Plan.

(d)	All shares remaining available for future issuance are related to the 1996 Non-Qualified Employee Stock Purchase Plan.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      None of the members of the Compensation Committee are also employees or officers of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Overview

      The Compensation Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its responsibilities for the compensation of the Company’s officers and directors. The Committee is comprised of four outside independent directors. Its charter is to review and approve the Company’s total compensation philosophy, evaluate and approve compensation for the Chief Executive Officer and other key executives, directors, and officers, and oversee the general employee benefits programs and policies as well as the Company’s employee stock option and stock purchase plans. During fiscal 2002, the Committee held four formal meetings.

Compensation and Benefits Philosophy and Strategy

      QUALCOMM believes that its compensation philosophy and programs have significantly contributed to creating and sustaining a competitive advantage in the labor market that translates to leadership in our addressed business markets. The Company finished fiscal 2002 with strong order input from customers and significantly higher shipments for 3G chipsets in the fourth quarter than in previous quarters. The Company philosophy is that compensation and benefits programs should attract, reward, and retain employees who contribute with innovative solutions, exceptional service for our customers, and efficient operations. The key components of this strategy are market-sensitive base salary, performance-based individual bonuses, broad-based equity participation, competitive benefits, and a distinctive workplace environment. The latter element is demonstrated by the recognition the Company has received from diverse sources, including the Best Places to Work Institute, the American Association of Retired Persons, and Business Ethics Magazine.

      The Company is a widely recognized leader in providing benefits programs and services to employees. After completing the annual review of the benefits programs at its September 2002 meeting, the Committee approved several modifications intended to offset rising health care costs. Modifications included changes to employee co-payments for prescriptions and health care, and annual maximums on certain plan features. These changes to the Company’s benefits programs are effective January 1, 2003.

      The Committee uses compensation and benefits information provided by independent, third-party, published surveys in which QUALCOMM participates, and publicly disclosed compensation information of certain high-technology companies the Committee has identified as peer companies.

Annual Base Salary for Officers

      To determine the officers’ salaries for 2002, the Committee met in November 2001 to review the Company’s fiscal 2001 financial performance and specific compensation data. In light of the uncertain economy and an emerging trend among high technology companies to freeze executive pay increases, the Committee and Management agreed to forego merit increases for all officers and other executives for 2002. During the year the Committee approved promotional pay increases for Mr. Thornley, promoted to President and Chief Operating Officer, and for Mr. Keitel, promoted to Chief Financial Officer. In view of the improved outlook for 2003 the salary freeze has been lifted.

Annual Incentive Bonus for Officers

      QUALCOMM’s Executive Bonus Plan (the “Bonus Plan”) is an incentive program that rewards achievement at specified levels of financial and individual performance. The Bonus Plan assigns an incentive target, expressed as a percent of annual salary, for each officer position.

      Two components comprised the fiscal 2002 Bonus Plan, which was unchanged from the prior year:

1.	A formula that takes into account revenue and net income achievement against the annual plan approved by the Board of Directors; and,

2.	A discretionary amount based upon assessment of each officer’s performance and contribution to the Company during the prior fiscal year.

      Where appropriate, the Bonus Plan equally weighs division and overall Company financial performance. The Bonus Plan design places greater emphasis on the financial component than on the discretionary component.

      The Committee met in November 2002 to review Management’s recommendations for officer incentive bonus awards for fiscal 2002 performance. The incentive bonuses paid from the Bonus Plan for fiscal 2002 reflect the fact that the Company did not fully achieve the revenue and net income targets.

Long-Term Equity Compensation

      QUALCOMM grants stock options to provide long-term incentives and align employee and stockholder interests. Individual grants are based on various factors, including performance and contribution, value of current unexercisable options, estimated value of proposed option grants, internal consistency, and market practices.

      QUALCOMM grants stock options at an exercise price equal to the fair market value of the Company’s common stock on the date of the grant. The five-year option-vesting period, somewhat longer than the three- and four-year vesting periods common to many high technology companies, encourages employees to work with a long-term view of the Company’s achievement and to reinforce their long-term affiliation with QUALCOMM. The design of the stock option program helps to reduce employee turnover and to retain the knowledge and skills of our valued employees. The Company has not repriced options nor adjusted outstanding options to reflect the changed market conditions that we have experienced in the last few years.

      At its November 2002 meeting the Committee also reviewed Management’s recommendations for officers’ stock option grant awards for fiscal 2002. Option grants to the officers reflect QUALCOMM’s philosophy that annual merit-based stock option grants are a principal element in officers’ total compensation, align officers’ interests with the interests of QUALCOMM’s stockholders, help to motivate and retain key employees, and are competitive in the labor market.

Compliance with Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain “named executive officers” (as defined in the Code) in a taxable year. The Company may deduct compensation above $1 million if it is “performance-based compensation” within the meaning of the Code. The Committee has determined that both the Bonus Plan and the stock options granted by the Committee under the Company’s 1991 and 2001 Stock Option Plans qualify as “performance-based compensation.”

Chairman and Chief Executive Officer Compensation

      Fiscal 2002 was a year of uncertainty and disappointing growth in the Telecommunications industry. Nevertheless, the Company’s status within our industry continues to be exceptionally positive. During fiscal 2002, there was increasing global acceptance of CDMA technology, commercial deployment of 3G services in Asia, Europe, and North and South America, and commercial deployment of BREW-enabled handsets and applications. Dr. Irwin Mark Jacobs, a founder of the Company, led QUALCOMM during this critical year. In accordance with the freeze on officer and executive merit increases noted above, at the end of fiscal 2001 the Committee maintained Dr. Jacobs’ calendar year 2001 base salary for calendar year 2002. In consideration of his leadership during fiscal 2002, after the end of fiscal 2002, the Committee awarded Dr. Jacobs an

$800,000 bonus and a stock option grant to purchase 275,000 shares of the Company’s common stock at an exercise price of $34.94 per share.

COMPENSATION COMMITTEE

Jerome S. Katzin, Chairman
Diana Lady Dougan
Duane A. Nelles
Marc I. Stern

REPORT OF THE AUDIT COMMITTEE

      The following is the report of the Audit Committee with respect to QUALCOMM’s audited financial statements for the fiscal year ended September 29, 2002.

      The purpose of the Audit Committee is to assist the Board in its general oversight of QUALCOMM’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is included in this proxy statement as Appendix 1. The Audit Committee is comprised solely of independent directors as defined by the listing standards of National Association of Securities Dealers, Inc.

      The Audit Committee has reviewed and discussed the consolidated financial statements with management, and PricewaterhouseCoopers LLP, the Company’s independent auditors. Management is responsible for the preparation, presentation and integrity of QUALCOMM’s financial statements; accounting and financial reporting principles; internal controls; and disclosure controls and procedures. PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

      The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, PricewaterhouseCoopers LLP, has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with PricewaterhouseCoopers LLP their independence.

      Based on their review of the consolidated financial statements and discussions with and representations from management and PricewaterhouseCoopers LLP referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in QUALCOMM’s Annual Report on Form 10-K for fiscal year 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Duane A. Nelles, Chairman
Adelia A. Coffman
Jerome S. Katzin

PERFORMANCE MEASUREMENT COMPARISON

      The following graph compares total stockholder return on the Company’s Common Stock since September 28, 1997 to two indices: the Standard & Poor’s 500 Stock Index (the “S&P 500”), and the Nasdaq Total Return Index for Communications Equipment Stocks, SIC 3660-3669 (the “Nasdaq-Industry”). The S&P 500 tracks the aggregate price performance of the equity securities of 500 U.S. companies selected by Standard & Poor’s Index Committee to include leading companies in leading industries and to reflect the U.S. stock market. The Nasdaq-Industry tracks the aggregate price performance of equity securities of communications equipment companies traded on the Nasdaq National Market and the Nasdaq Small Cap Market. The total return for the Company’s stock and for each index assumes the reinvestment of dividends, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each annual period. Except for the shares of Leap Wireless International, Inc. issued to stockholders as a dividend on September 23, 1998, dividends have never been declared on the Company’s stock. The Company’s Common Stock is traded on the Nasdaq National Market and is a component of each of the S&P 500 and the Nasdaq-Industry.

Comparison of Cumulative Total Return on Investment Since

September 28, 1997(1)

	QUALCOMM		Nasdaq-Industry Index	Baseline Index on
	INCORPORATED	S & P 500	(SIC 3660-3669)	9/28/97

9/28/97	100.00	100.00	100.00	100.00
9/27/98	91.00	109.00	101.00	100.00
9/26/99	676.00	139.00	184.00	100.00
9/24/00	1042.00	158.00	217.00	100.00
9/30/01	678.00	116.00	66.00	100.00
9/29/02	408.00	92.00	35.00	100.00

Note: Historical stock price performance is not necessarily indicative of future price performance.

      The Company’s closing stock price on September 27, 2002, the last trading day of the Company’s 2002 fiscal year, was $28.61 per share.

(1)	Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the S&P 500 and the Nasdaq-Industry on September 28, 1997. All returns are reported as of the Company’s fiscal year end, which is the last Sunday of the month in which the quarter ends, whereas the numbers for the S&P 500 are calculated as of the last day of the month in which the quarter ends.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

      A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2002, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Investor Relations, 5775 Morehouse Drive, San Diego, California 92121-1714 or may be accessed on the Internet at: http://www.qualcomm.com/ IR.

By Order of the Board of Directors

Irwin Mark Jacobs
Chairman of the Board
and Chief Executive Officer

January 7, 2003

APPENDIX 1

QUALCOMM INCORPORATED

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose

      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of QUALCOMM Incorporated (the “Company”) was established to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company. This charter specifies the scope of authority and responsibility of the Committee.

Organization, Membership and Meetings

      1.     The Committee shall be comprised of at least three directors who meet the independence and experience requirements contained in the NASDAQ listing standards, such independence and experience to be decided by the Corporate Governance and Nominating Committee of the Board (the “Governance Committee”).

      2.     Members of the Committee, including the chairperson of the Committee, shall be appointed annually by the Board on the recommendation of the Governance Committee. Members may be replaced by the Board at any time, but shall otherwise serve until a successor has been named.

      3.     The Committee shall meet at least four times a year, with the authority to convene additional meetings, as circumstances require. The Committee may invite members of management, internal auditors, independent auditors, legal counsel or others to attend meetings and to provide relevant information. The Committee may include non-Committee members at its meetings, but shall also hold an executive session at each meeting at which only independent directors are present.

      4.     The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee.

      5.     The Committee shall maintain written minutes of its meetings, which minutes will be filed in the corporate minute book.

Committee Authority and Responsibilities

      To fulfill its responsibilities and duties hereunder, the Committee shall:

Independent Auditor Oversight

      1.     Be directly and solely responsible for the oversight, engagement and termination of any independent auditor employed by the Company for the purpose of preparing or issuing an audit report or related work. Each independent auditor shall report directly to the Committee.

      2.     Meet with the independent auditor prior to the audit and discuss the planning and staffing of the audit.

      3.     Approve in advance the engagement of the independent auditor for all audit services and non-audit services and approve the fees and other terms of any such engagement.

      4.     Obtain periodically from the independent auditor a formal written statement of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and, in particular, describing all relationships between the auditor and the Company, and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence.

      5.     Evaluate annually the qualifications, performance and independence of the independent auditor.

      6.     Establish policies for the hiring of employees or former employees of the independent auditor, taking into account the impact of such policies on auditor independence.

      7.     Review with the independent auditor:

a. Any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements.

b. Any accounting adjustments.

c. Any communications between the audit team and the auditor’s national office respecting auditing or accounting issues.

d. Any Management Representation letter or Internal Control Recommendation letter or Schedule of Unadjusted Differences issued, or proposed to be issued, by the auditor to the Company, and management’s response.

Financial Information Oversight

      1.     Review and discuss with management and the independent auditor:

a. The Company’s annual audited financial statements.

b. Any certification, report, opinion or review rendered by the independent auditor.

c. The Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

d. The critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

e. Earnings press releases and other information provided to analysts and rating agencies, including “pro forma” or “core business” or other adjusted financial information.

f. Any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

g. Any off-balance sheet transactions or structures and their effect on the Company’s financial results and operations, as well as the disclosure regarding such transactions and structures in the Company’s public filings.

h. The effect of regulatory and accounting initiatives, improvements and resulting changes to the Company’s auditing and accounting principles and practices.

i. Any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

j. Any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

      2.     Report to the Board regarding any audit opinions that contain “going concern” qualifications.

      3.     Review and approve all filings with the Securities and Exchange Commission containing the Company’s financial statements, including but not limited to the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K.

      4. Recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

Controls Oversight

      1.     Review and discuss annually with management its assessment of the effectiveness of the Company’s internal controls, disclosure controls and procedures for financial reporting.

a. Review annually with the independent auditor the attestation to, and report on, the assessment of controls made by management.

b. Consider whether any changes to the internal controls or disclosure controls processes and procedures are appropriate in light of management’s assessment or the independent auditor’s report.

      2.     Review the internal audit scope, audit plans and relevant process, the results of internal audits, and whether recommendations made in the audits have been implemented by Company management.

      3.     Review with the principal executive and financial officers of the Company any report on significant deficiencies in the design or operation of internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

Legal Compliance and Ethics Oversight

      1.     Review and approve all related-party transactions after reviewing each such transaction for potential conflicts of interests and improprieties.

      2.     Establish procedures for receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      3.     Adopt a Code of Ethics for senior financial officers and provide for and review prompt disclosure to the public of any change in, or waiver of such Code of Ethics. Review conduct alleged to be in violation of such Code of Ethics and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

      4.     Review management’s monitoring of compliance with the Foreign Corrupt Practices Act.

Other Matters Oversight

      1.     Review the process by which risk assessment and management is undertaken and handled.

      2.     Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

      3.     Discuss with management the Company’s practices pertaining to foreign exchange, investments and derivatives.

      4.     Prepare the Committee’s report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

      5.     Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

      6.     Review and reassess the Charter’s adequacy at least annually.

      7.     Review its own performance, at least annually, for purposes of self-evaluation and to encourage the continuing improvement of the Committee in the execution of its responsibilities.

General and Resources

      1.     Have the authority to pay the fees and expenses of advisors and experts deemed necessary, as determined by the Committee, to permit the Committee to perform its duties under this Charter. The fees and expenses of these advisors and experts shall be paid by the Company.

      2.     At its discretion, have the authority to initiate special investigations, and, if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Committee, to fulfill its duties under this Charter.

      3.     Also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Adopted, as amended on December 19, 2002

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PROXY	QUALCOMM INCORPORATED	PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 11, 2003

     The undersigned hereby appoints Irwin Mark Jacobs, Anthony S. Thornley and Steven R. Altman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of QUALCOMM Incorporated (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Copley Symphony Hall, 750 B Street, San Diego, CA 92101, on Tuesday, February 11, 2003 at 9:30 a.m. local time and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     YOUR VOTE IS IMPORTANT. If you will not be voting by telephone, you are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is postage prepaid if mailed in the United States.

(Continued and to be signed on reverse side.)

QUALCOMM INCORPORATED 5775 MOREHOUSE DRIVE L729G SAN DIEGO, CA 92121	VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to QUALCOMM Incorporated, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by telephone DO NOT mail back your proxy. THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:		QUALCOMM			KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
QUALCOMM INCORPORATED

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

Vote On Directors		For All	Withhold All	For All Except	To withhold authority to vote for any nominee, mark "For All Except" and write the nominee(s) number on the line below.
1.	To elect four Class III Directors whether by cumulative voting or otherwise, to hold office until the 2006 Annual Meeting of Stockholders.	☐	☐	☐

NOMINEES:	01) Richard C. Atkinson 02) Diana Lady Dougan 03) Peter M. Sacerdote 04) Marc I. Stern

Vote On Proposal						For	Against	Abstain
2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending September 28, 2003.					☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature	Date	Signature (Joint Owners)			Date